Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the use in this Amendment No. 2 to Registration Statement No. 333-151827 of LendingClub Corporation on Form S-1 of our report for the year ended March 31, 2008 and for the period from October 2, 2006 (inception) to March 31, 2007 on LendingClub Corporation, dated as of September 9, 2008, appearing in the Prospectus, which is part of the Registration Statement. We also consent to the reference to this firm under the heading “Experts” in such Prospectus.
/s/ ARMANINO McKENNA LLP
San Ramon, California
September 9, 2008